EXHIBIT 23.2

                            CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Cadmus Communications Corporation on Form S-8 (File No. 033-56653), of our report dated August 2, 1994 on our audits of the consolidated financial statements and financial statement schedules of Cadmus Communications Corporation and Subsidiaries as of June 30, 1994, and for the years ended June 30, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


                                                COOPERS & LYBRAND L.L.P.



Richmond, Virginia
September 14, 1995
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